UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3831168
(State of Incorporation	(IRS Employer
or Organization)	Identification No.)

15 Skyline Drive

Hawthorne, New York 10532

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:   333-128827

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE

(Title of class)

EXPLANATORY NOTE

Item 1.           Description of Registrant’s Securities to be Registered

The description of the common stock, par value $0.001 per share, of Acorda Therapeutics, Inc., as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2005 (Registration No. 333-128827), and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.           Exhibits

The following exhibits are incorporated herein by reference:

1.               Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-128827).

2.               Amended Bylaws of the Registrant are incorporated herein by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-128827).

3.               Form of Post-IPO Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-128827).

4.               Form of Post-IPO Amended Bylaws of the Registrant are incorporated herein by reference from Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (No. 333-128827).

5.               Amendment No. 1 to Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (No. 333-128827).

6.               Amendment No. 2 to Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1 (No. 333-128827).

7.               Specimen Stock Certificate of the Registrant is incorporated herein by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-128827).

8.               Sixth Amended and Restated Registration Rights Agreement, dated March 3, 2004, by and among the Registrant and certain stockholders named therein, is incorporated herein by reference from Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (No. 333-128827).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACORDA THERAPEUTICS, INC.

By:	/s/ Ron Cohen
Ron Cohen
Chief Executive Officer

Date: January 31, 2006